Exhibit 99.200           Subscription Agreement


                             SUBSCRIPTION AGREEMENT
                             ----------------------


To:    Mr. Michael Kirsh, President
       Gold Pick Mines, Inc.
       2564 Snowridge Crescent
       Whistler, British Columbia
       Canada V0N 1B2
       voice: (604) 938-3739     fax: (604 )938-0902

Dear Mr. Kirsh:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ______________ shares of common stock of Gold Pick Mines, Inc. (the "Company") at the price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of the number of shares ser forth below and hereby tenders the Subscription Price for such Shares.

  MAKE CHECK PAYABLE TO: Gold Pick Mines, Inc.


  Executed this _________day of ______________,

at___________________________________ (Street Address),

________________ (City), _______ (State) _______ (Zip Code) __________(Country).

  ________________________________
  Signature of Purchaser

  ________________________________
  Printed Name of Purchaser
  ________________________________
  Social Security Number/Tax I.D.


Number of Shares Purchased                            Total Subscription Price

__________________________                            ________________________

Form of Payment:
  Cash _______________
  Check No. _____________
  Other _______________

========================================================

ACCEPTED  THIS _________DAY OF _____________________, __________.


Gold Pick Mines, Inc.

By  (signed) ________________________
Michael Kirsh, President



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